                                                                   EXHIBIT 10.91
                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                            200.83 AND 240.24b-2



                                  EPIMMUNE INC.

                                   SECURITIES
                               PURCHASE AGREEMENT

                                  JULY 9, 2001

                                TABLE OF CONTENTS

                                                                                                        PAGE
1.  AUTHORIZATION OF SALE OF THE SECURITIES.........................................................     1

2.  AGREEMENT TO SELL AND PURCHASE THE SECURITIES...................................................     1

3.  CLOSING AND DELIVERY............................................................................     2

    3.1         Closing.............................................................................     2

    3.2         Milestone Closing...................................................................     2

    3.3         Delivery............................................................................     2

4.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY........................................     3

    4.1         Organization and Good Standing......................................................     3

    4.2         Corporate Power; Authorization......................................................     3

    4.3         Valid Issuance......................................................................     3

    4.4         SEC Documents; Financial Statements.................................................     4

    4.5         Intellectual Property...............................................................     4

    4.6         Capitalization......................................................................     4

    4.7         Litigation..........................................................................     4

    4.8         Governmental Consents...............................................................     5

    4.9         No Material Adverse Change..........................................................     5

    4.10        Securities Violations...............................................................     5

    4.11        Nasdaq..............................................................................     5

    4.12        Offering Valid......................................................................     5

5.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER......................................     5

6.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS, DISCLAIMER, INDEMNIFICATION.............     6

    6.1         Survival............................................................................     6

    6.2         Disclaimer..........................................................................     7

    6.3         Indemnification by the Company......................................................     7

    6.4         Indemnification by the Purchaser....................................................     7

    6.5         Limitation of Liability.............................................................     7

7.  CONDITIONS TO COMPANY'S OBLIGATIONS AT CLOSING..................................................     7

    7.1         Closing.............................................................................     7

    7.2         Milestone Closing...................................................................     8

8.  CONDITIONS TO PURCHASERS' OBLIGATIONS AT CLOSING................................................     8


                                       i.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                       PAGE
    8.1         Closing.............................................................................     8

    8.2         Milestone Closing...................................................................     8

9.  RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS...................................................     8

    9.1         Certain Definitions.................................................................     8

    9.2         Restrictions on Transfer............................................................     9

    9.3         Registration Procedures.............................................................    10

    9.4         Expenses of Registration............................................................    11

    9.5         Termination of Registration Rights..................................................    11

    9.6         Furnishing Information..............................................................    11

    9.7         Indemnification.....................................................................    12

    9.8         "Market Stand-Off" Agreement........................................................    14

10. RIGHT OF FIRST REFUSAL..........................................................................    14

    10.1        Subsequent Offerings................................................................    14

    10.2        Exercise of Right of First Refusal..................................................    14

    10.3        Issuance of Equity Securities to Other Persons......................................    15

    10.4        Termination of Right of First Refusal...............................................    15

    10.5        No Transfer of Right of First Refusal...............................................    15

    10.6        Excluded Securities.................................................................    15

    10.7        Condition to the Purchaser's Right of First Refusal.................................    16

11. ADDITIONAL COVENANTS............................................................................    16

    11.1        Restricted Transactions.............................................................    16

    11.2        Standstill..........................................................................    16

12. BROKER'S FEE....................................................................................    17

13. NOTICES.........................................................................................    17

14. MISCELLANEOUS...................................................................................    18

    14.1        Waivers and Amendments..............................................................    18

    14.2        Headings............................................................................    18

    14.3        Severability........................................................................    18

    14.4        Governing Law.......................................................................    19

    14.5        Counterparts........................................................................    19


                                       ii.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                       PAGE
    14.6        Successors and Assigns..............................................................    19

    14.7        Entire Agreement....................................................................    19

    14.8        Payment of Fees and Expenses........................................................    19


                                      iii.

                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                            200.83 AND 240.24b-2

                          SECURITIES PURCHASE AGREEMENT

       THIS SECURITIES PURCHASE AGREEMENT ("AGREEMENT") is made as of July 9, 2001 (the "EFFECTIVE DATE"), by and between EPIMMUNE INC., a Delaware corporation with its principal place of business at 5820 Nancy Ridge Drive, Suite 100, San Diego, California 92121 (the "COMPANY"), and GENENCOR INTERNATIONAL, INC., a Delaware corporation with its principal place of business at 925 Page Mill Road, Palo Alto, California (the "PURCHASER").

       WHEREAS, the Company and the Purchaser have entered into that certain License Agreement of even date herewith (the "LICENSE AGREEMENT") and that certain Collaboration Agreement of even date herewith (the "COLLABORATION AGREEMENT"); and

       WHEREAS, in connection with the License Agreement and Collaboration Agreement, the Company wishes to sell to the Purchaser, and Purchaser wishes to purchase from the Company, shares of the Company's Common Stock, par value $0.01 per share (the "COMMON STOCK") on the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

       In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Purchaser hereby agree as follows:

       1. AUTHORIZATION OF SALE OF THE SECURITIES. Subject to the terms and conditions of this Agreement, the Company has authorized the sale and issuance of (a) one million one hundred fifty-four thousand seven hundred ninety-seven (1,154,797) shares of Common Stock (the "SHARES") at the Closing (as defined below) and (b) that number of shares of Common Stock equal to the lesser of (i) [...***...] (as adjusted for any stock dividends, combinations, splits, recapitalizations or similar transactions) or (ii) the maximum number of shares of Common Stock the Purchaser could acquire such that its beneficial ownership of any securities or instruments convertible into or exchangeable or exercisable for securities of the Company does not [...***...] of the total number of shares of the Common Stock outstanding immediately prior to such issuance (the "MILESTONE SHARES") at the Milestone Closing (as defined below). The Shares and the Milestone Shares shall collectively be referred to herein as the "SECURITIES."

       2. AGREEMENT TO SELL AND PURCHASE THE SECURITIES.

              2.1 At the Closing, the Company will sell to the Purchaser, and the Purchaser will purchase from the Company, the Shares at a per share purchase price equal to [...***...] (the "PRICE PER SHARE"), representing [...***...] of the Closing Value (as defined below), for a total purchase price of [...***...] (the "TOTAL PURCHASE PRICE"). The term "CLOSING VALUE" shall mean [...***...].


                                               *CONFIDENTIAL TREATMENT REQUESTED


                                       1.

              2.2 At the Milestone Closing, the Company will sell to the Purchaser, and the Purchaser will purchase from the Company, the Milestone Shares at a per share purchase price equal to the [...***...] (the "MILESTONE PURCHASE PRICE").

       3. CLOSING AND DELIVERY.

              3.1 CLOSING. The closing of the purchase and sale of the Shares pursuant to this Agreement (the "CLOSING") shall be held at the offices of Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, California 92121 on the Effective Date, or on such other date and place as may be agreed to by the Company and the Purchaser (the "CLOSING DATE"). At or prior to the Closing, the Purchaser and the Company shall execute any related agreements or other documents required to be executed hereunder, dated as of the Closing Date.

              3.2 MILESTONE CLOSING. The closing of the purchase and sale of the Milestone Shares pursuant to this Agreement (the "MILESTONE CLOSING") shall be held on the fifth (5th) business day immediately following the occurrence of a Milestone Trigger (the "MILESTONE CLOSING DATE"). For purposes of this Agreement, a "MILESTONE TRIGGER" shall be deemed to have occurred if: (i) the Purchaser shall have delivered to the Company a written notice of its desire to purchase the Milestone Shares within the period commencing with the date of the filing of an Investigational New Drug Application covering a Licensed Product (as defined in the License Agreement), and ending at 5:00 p.m. Pacific Time on the thirtieth (30) day following such filing (the "FIRST PERIOD") or (ii) the Purchaser shall have delivered to the Company a written notice of its desire to purchase the Milestone Shares within the period commencing with the delivery of a Company Request (as defined below) to the Purchaser by the Company and ending at 5:00 p.m. Pacific Time on the fifth (5) business day following such delivery (the "SECOND PERIOD"). In the event the [...***...] of the Common Stock, as reported by the Nasdaq National Market, over any [...***...] period exceeds [...***...] multiplied by an amount equal to [...***...] of the Closing Value (as adjusted for any stock dividends, combinations, splits, recapitalizations or similar transactions), then the Company shall have the right to request that the Purchaser purchase the Milestone Shares by delivering a written request to the Purchaser (the "COMPANY REQUEST").

              3.3 DELIVERY.

                     (a) At the Closing, the Company shall deliver to the Purchaser the stock certificates registered in the name of the Purchaser, and/or in such nominee name(s) as designated in writing by the Purchaser, representing the Shares against payment of the Total Purchase Price.

                     (b) At the Milestone Closing, the Company shall deliver to the Purchaser stock certificates registered in the name of the Purchaser, and/or in such nominee name(s) as designated by the Purchaser in writing, representing the Milestone Shares against payment of the Milestone Purchase Price. Notwithstanding anything to the contrary in this Agreement, the Company shall not be obligated to issue to the Purchaser any of the Milestone Shares, if such Milestone Shares have not been purchased pursuant to this Agreement prior to the earliest of: (i) the expiration of the First Period, (ii) the expiration of the Second Period or (iii) 5:00 p.m. Pacific Time on the [...***...] of the Effective Date.


                                               *CONFIDENTIAL TREATMENT REQUESTED


                                       2.

       4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

       Except as set forth on the Schedule of Exceptions attached hereto as Exhibit A, the Company hereby represents and warrants as of the date hereof to, and covenants with, the Purchaser as follows:

              4.1 ORGANIZATION AND GOOD STANDING. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has full corporate power and authority to own or lease its properties and conduct its business as presently conducted (as defined below), and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company.

              4.2 CORPORATE POWER; AUTHORIZATION. The Company has all requisite corporate power, and has taken all requisite corporate action, to execute and deliver this Agreement, sell and issue the Securities and carry out and perform all of its obligations under this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) as limited by equitable principles generally, including any specific performance, and (iii) to the extent that the enforceability of those provisions of Section 9.7 relating to indemnity or contribution may be limited by applicable laws. The execution and delivery of this Agreement does not as of the Effective Date, and the performance of this Agreement and the compliance with the provisions hereof and the issuance, sale and delivery of the Securities by the Company will not at the date of such performance and compliance, conflict with, or result in a breach or violation of: (x) the terms, conditions or provisions of, or constitute a default under, require the approval of its stockholders under, or result in the creation or imposition of any lien pursuant to the terms of, the Certificate of Incorporation or Bylaws of the Company; or (y) any statute, law, rule or regulation (including without limitation, the rules and regulations applicable to the Nasdaq Stock Market and applicable securities laws) applicable to the Company or any state or federal order, judgment or decree applicable to the Company or any indenture, mortgage, lease or other material agreement or instrument to which the Company or any of its properties is subject, where such conflict, breach or violation would have a material adverse effect on the Company.

              4.3 VALID ISSUANCE. The Securities, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive right.

              4.4 SEC DOCUMENTS; FINANCIAL STATEMENTS. The Company has filed in a timely manner all documents that the Company was required to file with the United States Securities and Exchange Commission (the "SEC") under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), during the twelve (12) months preceding the Effective Date. As of their respective filing dates (or, if amended, when amended), all documents filed by the Company with the SEC (the "SEC DOCUMENTS") complied


                                       3.

in all material respects with the requirements of the Exchange Act. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required (under the federal securities laws in connection with the sale of the Securities) to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "FINANCIAL STATEMENTS") comply as to form and substance in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

              4.5 INTELLECTUAL PROPERTY. The Company owns or possesses adequate rights to use all material patents, patent rights, inventions, trade secrets and know-how that are necessary for the conduct of its business as presently conducted and as described in the SEC Documents. Except as set forth in the SEC Documents, the Company has not received any written notice of, nor has any knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent right, invention, trade secret or know-how that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, properties, financial condition or results or operations of the Company.

              4.6 CAPITALIZATION. The capitalization of the Company is described in the Company's SEC Documents. The Company has not issued any capital stock since March 31, 2001 other than pursuant to employee benefit plans disclosed in the Company's SEC Documents. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights. Except as set forth in or contemplated by the Company's SEC Documents or as otherwise described in this Agreement, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.

              4.7 LITIGATION. There is no pending or, to the Company's knowledge, threatened, action, suit or other proceeding to which the Company is a party or to which its property or assets are subject that is not disclosed in the SEC Documents that is required to be so disclosed.

              4.8 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for compliance with the securities and blue sky laws in the states and other jurisdictions in which Securities are offered and/or sold, which compliance will be effected in accordance with such laws.


                                       4.

              4.9 NO MATERIAL ADVERSE CHANGE. Except as otherwise disclosed herein, since March 31, 2001, there have not been any changes in the assets, liabilities, financial condition or operations of the Company from that reflected in the Company's Form 10-Q for the period ended March 31, 2001 except changes in the ordinary course of business or which have not been, either individually or in the aggregate, materially adverse.

              4.10 SECURITIES VIOLATIONS. The Company represents and warrants that none of its directors or officers is or has within the last five years, been the subject of, or a defendant in: (i) an enforcement action or prosecution (or settlement in lieu thereof) brought by a governmental authority relating to a violation of securities, tax, fiduciary or criminal laws, or (ii) a civil action (or settlement in lieu thereof) brought by shareholders or investors in a common investment vehicle for violation of duties owed to the shareholders or investors.

              4.11 NASDAQ. The Company's Common Stock is listed on The Nasdaq National Market and the Company shall use its commercially reasonable efforts to maintain such listing.

              4.12 OFFERING VALID. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 5.1 hereof, the offer and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any person or persons so as to bring the sale of such Securities by the Company within the registration provisions of the Securities Act or any state securities laws.

       5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

              5.1 The Purchaser represents and warrants to and covenants with the Company that:

                     (a) The Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Securities contemplated hereby, either alone or together with the advice of the Purchaser's representative, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company, and has requested, received, reviewed and considered, either alone or with the Purchaser's representative, all information the Purchaser deems relevant (including the SEC Documents) in making an informed decision to purchase the Securities.

                     (b) The Purchaser is acquiring the Securities being acquired by the Purchaser pursuant to this Agreement for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities, except in compliance with Section 5.1(c).


                                       5.

                     (c) The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

                     (d) The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or a Qualified Institutional Buyer within the meaning of Rule 144A promulgated under the Securities Act.

                     (e) The Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement by the Purchaser, this Agreement shall constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) as limited by equitable principles generally, including any specific performance, and (iii) as to those provisions of Section 9.7 relating to indemnity or contribution.

              5.2 The Purchaser represents and warrants to and covenants with the Company that it has not engaged in any short sales of the Company's Common Stock within the [...***...] period prior to the Closing Date and will not engage in any short sales of the Company's Common Stock during the term of the Collaboration Agreement.

              5.3 The Purchaser understands that nothing in the SEC Documents, this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice and that independent legal counsel has reviewed these documents and materials on the Purchaser's behalf. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

       6. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS, DISCLAIMER, INDEMNIFICATION.

              6.1 SURVIVAL. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates for the securities delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Securities being purchased and the payment therefore.

              6.2 DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE LICENSE AGREEMENT AND THE COLLABORATION AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY NATURE, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


                                               *CONFIDENTIAL TREATMENT REQUESTED


                                       6.

              6.3 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify, defend and save harmless the Purchaser and its officers, directors, agents employees, shareholders, legal representatives, successors and assigns (the "PURCHASER INDEMNITEES"), and each of them, from and against any and all liabilities, judgments, losses, damages, costs, charges, reasonable attorneys' fees, and other expenses of every nature and character (collectively, "LIABILITIES"), incurred by any Purchaser Indemnitee to the extent such Liabilities arise out of or result from any material breach of the Company's representations, warranties or covenants contained in this Agreement.

              6.4 INDEMNIFICATION BY THE PURCHASER. The Purchaser agrees to indemnify, defend and save harmless the Company and its officers, directors, agents, employees, shareholders, legal representatives, successors and assigns (the "COMPANY INDEMNITEES"), and each of them, from any and all Liabilities incurred by any Company Indemnitee to the extent such Liabilities arise out of or result from any material breach of the Purchaser's representations, warranties or covenants in this Agreement.

              6.5 LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT.

       7. CONDITIONS TO COMPANY'S OBLIGATIONS AT CLOSING.

              7.1 CLOSING. The Company's obligation to sell, issue and deliver the Shares to the Purchaser at the Closing shall be subject to the following conditions to the extent not waived by the Company:

                     (a) RECEIPT OF PAYMENT. The Company shall have received payment, by check or wire transfer of immediately available funds, in the full amount of the Total Purchase Price.

                     (b) LICENSE AND COLLABORATION AGREEMENTS. The Company shall have received a copy of the License Agreement and Collaboration Agreement executed by the Purchaser.

                     (c) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties made by the Purchaser in Section 5 hereof shall be true and correct when made at the Closing and shall be true and correct on the Closing Date. The Purchaser shall have performed and complied with all obligations and conditions required to be performed and complied with by the Purchaser under this Agreement on or prior to the Closing Date.

              7.2 MILESTONE CLOSING. The Company's obligation to sell, issue and deliver the Milestone Shares to the Purchaser at the Milestone Closing shall be subject to the condition that the Company shall have received payment, by check or wire transfer of immediately available funds, in the full amount of the Milestone Purchase Price.


                                       7.

       8. CONDITIONS TO PURCHASERS' OBLIGATIONS AT CLOSING.

              8.1 CLOSING. The Purchaser's obligation to accept delivery of and pay for the Shares at the Closing shall be subject to the following conditions to the extent not waived by such Purchaser:

                     (a) ISSUANCE OF STOCK. The Purchaser shall have received evidence of the issuance of a certificate representing the Shares in the name of the Purchaser.

                     (b) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties made by the Company in Section 4 hereof shall be true and correct when made and shall be true and correct on the Closing Date. The Company shall have performed and complied with all obligations and conditions to be performed and complied with by the Company under this Agreement on or prior to the Closing Date.

                     (c) LICENSE AND COLLABORATION AGREEMENTS. The Purchaser shall have received a copy of the License Agreement and Collaboration Agreement executed by the Company.

              8.2 MILESTONE CLOSING. The Purchaser's obligation to accept delivery of and pay for the Milestone Shares at the Milestone Closing shall be subject to the condition that the Purchaser shall have received evidence of the issuance of a certificate representing the Milestone Shares in the name of the Purchaser.

       9. RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS.

              9.1 CERTAIN DEFINITIONS. When used in this Section 9 of this Agreement, the following terms shall have the following respective meanings:

                     (a) "FORM S-3" shall mean Form S-3 under the Securities Act as in effect on the date of this Agreement, or any substantially similar, equivalent or successor form under the Securities Act.

                     (b) "HOLDER" shall mean the Purchaser and each of its permitted assigns under Section 9.2(c) then holding any Securities.

                     (c) "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 9.3 and 9.4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel to the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                     (d) "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions and fees and disbursements of counsel applicable to the applicable sale.

                     (e) "SPECIAL REGISTRATION STATEMENT" shall mean (i) a registration statement relating to any employee benefit plan or (ii) a registration statement relating to any


                                       8.

corporate reorganization or transaction under Rule 145 of the Securities Act, including any registration statements related to the resale of securities issued in such a transaction or (iii) a registration statement related to stock issued upon conversion of debt securities.

              9.2 RESTRICTIONS ON TRANSFER.

                     (a) The Purchaser agrees not to make any disposition of all or any portion of the Securities unless and until:

                            (i) There is then in effect a registration statement
under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                            (ii) (A) Except in connection with a sale exempt
from registration under Rule 144, the transferee has agreed in writing to be bound by the terms of this Agreement, (B) the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act, provided that the Company will not require an opinion of counsel for transactions pursuant to Rule 144 except in unusual circumstances.

                            (iii) Notwithstanding the provisions of paragraphs
(a)(i) and (a)(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Purchaser (or its permitted transferee) to the extent such transfer is made by (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (C) a corporation to a subsidiary of which it owns at least seventy-five percent (75%) of the capital stock or a parent corporation that owns at least seventy-five percent (75%) of the capital stock of the Purchaser.

                     (b) Each certificate representing Securities shall be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws, as provided elsewhere in this Agreement or any other applicable agreement or instrument):

              "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."


                                       9.

       The Company shall be obligated to reissue promptly unlegended certificates at the request of the Purchaser if the Purchaser shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of (with no need for compliance with Rule 144) without registration, qualification or legend.

       Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

                     (c) The registration rights granted under Section 9.3 of this Agreement shall not be transferable except in connection with transfers permitted under Section 9.2 (iii).

              9.3 REGISTRATION PROCEDURES. The Company is obligated to do the following:

                     (a) No later than (i) [...***...] of the Closing Date, with respect to the Shares, and (ii) [...***...] following the Milestone Closing Date, with respect to the Milestone Shares, the Company shall prepare and file with the SEC one or more registration statements in order to register with the SEC the resale by the Holders, from time to time, of the Shares or the Milestone Shares, as applicable, through Nasdaq or the facilities of any national securities exchange on which the Company's Common Stock is then traded, or in privately negotiated transactions (a "REGISTRATION STATEMENT"); provided, however, that, if the Company has filed a registration statement within [...***...] of the proposed date of filing of the applicable Registration Statement, the Company shall not be obligated to file a Registration Statement until after the end of such [...***...] period. The Company shall use its best efforts to cause each such Registration Statement to be declared effective as soon thereafter as reasonably possible. The Company shall promptly notify the Holders of the effectiveness of each such Registration Statement.

                     (b) The Company shall prepare and file with the SEC (i) such amendments and supplements to the Registration Statement and the prospectus used in connection therewith, (ii) such SEC Documents and (iii) such other filings required by the SEC, in each case as may be necessary to keep the Registration Statement continuously effective and not misleading until the earliest of (A) such date as all of the Securities held by the Holders that are registered under such Registration Statement have been resold, or (B) such time as all of the Securities held by the Holders that are registered under such Registration Statement can be sold within a given [...***...] period pursuant to Rule 144 under the Securities Act. Notwithstanding the foregoing, if, at any time following the effectiveness of a Registration Statement, the Company shall have determined that the Company may be required to disclose any material corporate development, the Company may suspend the effectiveness of a Registration Statement until such time as an amendment to such Registration Statement has been filed by the Company and declared effective by the SEC or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act, which suspension shall endure for such period as deemed necessary by the Company upon advice of counsel (a "SUSPENSION PERIOD"), by giving notice to the Holders. The Company will use commercially reasonable efforts to limit the length of any Suspension Period to a reasonable period of time (anticipated to be no more then [...***...] except to the extent a longer period is required due to extenuating


                                               *CONFIDENTIAL TREATMENT REQUESTED


                                      10.

circumstances), and further, the Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and end the Suspension Period. Each Holder will provide the Company written notice of its intention to sell any Securities that are registered under a Registration Statement pursuant to such Registration Statement at least [...***...] prior to such proposed sale, but will not effect such sale if it receives written notice from the Company that a Suspension Period is then in effect prior to the date of such proposed sale. Each Holder agrees that, upon receipt of any notice from the Company of a Suspension Period, the Holder will not sell any Securities pursuant to the Registration Statement until (i) the Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed, (ii) the Holder has received copies of any additional or supplemental or amended prospectus, if applicable, and (iii) the Holder has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

                     (c) In order to facilitate the public sale or other disposition of all or any of the Securities by the Holders, the Company shall furnish to the Holders with respect to the Securities registered under a Registration Statement such number of copies of prospectuses, prospectus supplements and preliminary prospectuses as the Holders reasonably request in conformity with the requirements of the Securities Act.

                     (d) The Company shall file any documents required of the Company for normal blue sky clearance in states specified in writing by the Holders; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

              9.4 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration under Section 9.3 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Holders.

              9.5 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted to the Holders under this Section 9 shall terminate and be of no further force and effect upon the date that all Registrable Securities held by the Holders may be sold under Rule 144 during any [...***...] period.

              9.6 FURNISHING INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 9.3 that each Holder shall furnish to the Company such information regarding itself, the Securities held by the Holder and the intended method of disposition of such securities as shall be required to effect the registration of the Securities.


                                               *CONFIDENTIAL TREATMENT REQUESTED


                                      11.

              9.7 INDEMNIFICATION. In the event any Securities are included in a Registration Statement under Section 9.3:

                     (a) To the extent permitted by law, the Company will indemnify and hold harmless the Holders, the partners, officers, directors and legal counsel of the Holders, any underwriter (as defined in the Securities Act) for the Holders and each person, if any, who controls the Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, expenses (including attorney fees) or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such Registration Statement; and the Company will reimburse the Holders and each such partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 9.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holders or any such partner, officer, director, underwriter or controlling person of the Holders.

                     (b) To the extent permitted by law, the Holders will, if Securities held by the Holders are included in the securities as to which such registration, qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such Registration Statement or any of such other Holder's partners, directors or officers or any person who controls the Holder, against any losses, claims, damages, expenses (including attorney fees), or liabilities (joint or several) to which the Company or any such director, officer, counsel, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holders under an instrument duly executed by the Holders and stated to be specifically for use in connection with such registration; and the Holders will reimburse any legal or other expenses reasonably incurred by the Company or any such director,


                                      12.

officer, counsel, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 9.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 9.7(b) exceed the proceeds from the offering received by the Holder.

                     (c) Promptly after receipt by an indemnified party under this Section 9.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.7.

                     (d) If the indemnification provided for in this Section 9.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by the Purchaser hereunder exceed the proceeds from the offering received by the Holders.

                     (e) The obligations of the Company and the Holders under this Section 9.7 shall survive completion of any offering of Registrable Securities in a Registration Statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any


                                      13.

settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

              9.8 "MARKET STAND-OFF" AGREEMENT. If requested by the representative of the underwriters of Common Stock (or other securities) of the Company, the Holders shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by the Holders (other than those included by the Holders in the registration) for a period specified by the representative of the underwriters, in any case not to exceed one hundred eighty (180) days following any registered offering of the Common Stock of the Company.

       The obligations described in this Section 9.8 shall not apply to a registration effected pursuant to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said periods.

       10. RIGHT OF FIRST REFUSAL.

              10.1 SUBSEQUENT OFFERINGS. The Purchaser shall have a right of first refusal to purchase its pro rata share of all Equity Securities (as defined below), that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 10.6 hereof. The Purchaser's pro rata share is equal to the ratio of (a) the number of shares of Common Stock purchased pursuant to this Agreement, then held by the Purchaser or any transferee pursuant to Section 9.2(a)(iii), to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon the conversion of any Equity Securities or upon exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "EQUITY SECURITIES" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option, warrant or other right to purchase such a convertible security), (iii) any security carrying any option, warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security, or (iv) any such option, warrant or right.

              10.2 EXERCISE OF RIGHT OF FIRST REFUSAL. If the Company proposes to issue any Equity Securities in a transaction subject to Section 10.1, it shall give the Purchaser written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same (an "OFFERING NOTICE"). The Purchaser shall have [...***...] from the giving of such Offering Notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to the Purchaser if doing so would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale; provided, however, the Company agrees to use its reasonable best efforts to take whatever action may be necessary or appropriate to comply with applicable federal securities laws in connection with such offer or sale. Notwithstanding anything herein to the contrary, such action by the Company


                                               *CONFIDENTIAL TREATMENT REQUESTED


                                      14.

shall include, but not be limited to, providing the Purchaser with any additional information provided to the prospective investors in the applicable transaction so long as the Purchaser has executed an agreement not to disclose such information in a form and substance as reasonably requested by the Company.

              10.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If the Purchaser fails to exercise in full the right of first refusal, the Company shall have [...***...] thereafter to sell the Equity Securities in respect of which the Purchaser's right was not exercised, at a price and upon general terms and conditions no more favorable to the purchasers thereof in any material respect than specified in the Company's Offering Notice to the Purchaser. If the Company has not sold such Equity Securities within [...***...] of the Offering Notice, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Purchaser in the manner provided in this Section 10.

              10.4 TERMINATION OF RIGHT OF FIRST REFUSAL. The right of first refusal established by this Section 10 shall terminate on the termination of the Collaboration Agreement.

              10.5 NO TRANSFER OF RIGHT OF FIRST REFUSAL. The right of first refusal established by this Section 10 may not be assigned or transferred, except as otherwise provided in Section 9.2(a)(iii).

              10.6 EXCLUDED SECURITIES. The right of first refusal established by Section 10.1 shall have no application to any of the following Equity
Securities:

                     (a) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other compensatory arrangements that are approved by the Board of Directors;

                     (b) any Equity Securities issued pursuant to any rights, agreements, options or warrants outstanding as of the date of this Agreement, and stock issued pursuant to any rights, agreements, options or warrants exercised after the date of this Agreement;

                     (c) any Equity Securities issued in connection with an underwritten public offering;

                     (d) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination whereby the stockholders of the Company will own more than fifty percent (50%) of the voting power of the combined entity;

                     (e) any Equity Securities issued in connection with any stock split, stock dividend or recapitalization by the Company;

                     (f) shares of Common Stock issued upon conversion of any Equity Securities;


                                               *CONFIDENTIAL TREATMENT REQUESTED


                                      15.

                     (g) shares of Common Stock issued pursuant to this Agreement;

                     (h) any Equity Securities issued pursuant to any equipment leasing or other credit finance arrangement entered into by the Company in the ordinary course of business; and

                     (i) any Equity Securities issued in connection with strategic transactions involving the Company and any third party, including (i) joint ventures, manufacturing, marketing, corporate partnering or distribution arrangements, or (ii) technology transfer, collaboration, research or development arrangements; provided that such strategic transactions and the issuance of Equity Securities therein, has been approved by the Company's Board of Directors.

              10.7 CONDITION TO THE PURCHASER'S RIGHT OF FIRST REFUSAL. Notwithstanding any other provisions in this Agreement, the Purchaser shall not be entitled to exercise the right of first refusal contained in this Section
10.1 if such Purchaser or Holder has entered into any Restricted Transaction (as defined below) between the date of any Offering Notice and the closing of the transaction described in such Offering Notice.

       11. ADDITIONAL COVENANTS.

              11.1 RESTRICTED TRANSACTIONS. For the term of the Collaboration Agreement, the Purchaser shall not, and shall not authorize, instruct, facilitate or permit any of its affiliates or any other person or entity, to engage in any of the following (a "RESTRICTED TRANSACTION"): (a) offer, sell or contract to sell securities of the Company or any of its affiliates or successors or any instruments convertible into or exchangeable or exercisable for securities of the Company or any of its affiliates or successors (the "COMPANY SECURITIES") in a private placement or similar transaction, except as permitted by Section 9.2(a)(iii), (b) sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of the Company Securities, or (c) enter into any swap or any other agreement or any transaction that transfers, in whole or in part directly or indirectly, the economic consequence of ownership of the Company Securities, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise.

              11.2 STANDSTILL. The Purchaser agrees that for the term of the Collaboration Agreement, except with the prior written consent of the Company, the Purchaser shall not, and shall not permit any of its officers, directors or affiliates to:

                     (a) acquire, offer to acquire, agree to acquire or cause or effect the acquisition of, directly or indirectly, by purchase or otherwise, beneficial ownership of any securities or instruments convertible into any of the Company Securities such that the aggregate beneficial ownership of the Purchaser, its officers, directors and affiliates (on a combined basis) exceeds [...***...] of the Company's outstanding Common Stock on a fully-diluted basis (including all shares of Common Stock issued or issuable upon the conversion or exercise of any Equity Securities).

                     (b) solicit or encourage any other entity to encourage or solicit proxies (as such terms are defined in Regulation 14A under the Exchange
Act) with respect to any matter


                                               *CONFIDENTIAL TREATMENT REQUESTED


                                      16.

involving the Company or otherwise initiate, propose or solicit, or induce any other person or entity to initiate, propose or solicit any stockholder of the Company, any stockholder proposal, any tender offer for Company Securities, any change of control of the Company, or for the purpose of convening a stockholders' meeting of the Company;

                     (c) deposit any Company Securities in any voting trust or subject them to any voting agreement or other agreement of similar effect;

                     (d) join or form any partnership, limited partnership, syndicate, or other group within the meaning of Section 13(d)(3) of the Exchange Act for the purpose of acquiring, holding or disposing of beneficial ownership of any Company Securities or encourage, advise or, for the purpose of circumventing or avoiding any of the provisions of this Agreement, assist any person or entity to do any of the foregoing or otherwise take any action individually or jointly with any partnership, limited partnership, syndicate, or other group or assist any other person, corporation, entity or group in taking any action it could not individually take under this Agreement;

                     (e) make, effect, cause, initiate or participate in any Acquisition Transaction (as defined below) with respect to the Company; or

                     (f) make any public proposals to the Company or any of its affiliates, directors, officers, employees, agents, representatives, successors or security holders concerning any Acquisition Transaction relating to the Company or any affiliate or successor of the Company or take any action that would require the Company to make a public announcement regarding the possibility of an Acquisition Transaction with the Purchaser or any of its affiliates.

                     (g) For purposes of this Section 11.2, "ACQUISITION TRANSACTION" shall mean any transaction involving: (i) any sale, license, lease, exchange, transfer or other disposition of the assets of the Company or any subsidiary of the Company constituting more than fifty percent (50%) of the consolidated assets of the Company or accounting for more than fifty percent (50%) of the consolidated revenues of the Company in any one transaction or in a series of related transactions; (ii) any offer to purchase, tender offer, exchange offer or any similar transaction or series of related transactions made by any person involving more than fifty percent (50%) of the outstanding shares of capital stock of the Company; or (iii) any merger, consolidation, business combination, share exchange, reorganization or similar transaction or series of related transactions involving the Company or any subsidiary of the Company whereby the holders of voting capital stock of the Company immediately prior to any such transaction hold less than fifty percent (50%) of the voting capital stock of the Company or the surviving corporation immediately after the consummation of any such transaction.

       12. BROKER'S FEE. The Company and the Purchaser hereby represent that, there are no brokers or finders entitled to compensation in connection with the sale of the Securities, and shall indemnify each other for any such fees for which they are responsible.

       13. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall


                                      17.

be deemed given when so sent in the case of facsimile transmission, or when so received in the case of mail or courier, and addressed as follows:

                    (a)       if to the Company, to:

                              Epimmune Inc.
                              5820 Nancy Ridge Drive, Suite 100
                              San Diego, CA  92121
                              Attention: President and Chief Executive Officer Fax No.: 858-860-2600

                    with a copy to:

                              Cooley Godward LLP
                              4365 Executive Drive, Suite 1100
                              San Diego, CA  92121
                              Attention:  L. Kay Chandler, Esq.
                              Fax No.:  858-453-3555

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

                    (b)       if to the Purchaser, to:

                              Genencor International, Inc.
                              925 Page Mill Road
                              Palo Alto, CA 94304
                              Attention: General Counsel
                              Fax No.:  650-845-6507

or to such other person at such other place as the Purchaser shall designate to the Company in writing.

       14. MISCELLANEOUS.

              14.1 WAIVERS AND AMENDMENTS. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and the Purchaser.

              14.2 HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

              14.3 SEVERABILITY. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.


                                      18.

              14.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

              14.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

              14.6 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

              14.7 ENTIRE AGREEMENT. This Agreement and other documents delivered pursuant hereto, including the exhibits, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

              14.8 PAYMENT OF FEES AND EXPENSES. Each of the Company and the Purchaser shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                           [SIGNATURE PAGE TO FOLLOW]


                                      19.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                        EPIMMUNE INC.

                                        By: /s/ Robert J. De Vaere
                                            ------------------------------------
                                            Robert J. De Vaere
                                            Vice President, Finance and
                                            Chief Financial Officer


                                        GENENCOR INTERNATIONAL, INC.

                                        By: /s/ Debby Jo Blank
                                            ------------------------------------

                                        Name: Debby Jo Blank
                                              ----------------------------------

                                        Title:
                                               ---------------------------------


                SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT


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                                    EXHIBIT A

                             SCHEDULE OF EXCEPTIONS

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                                               *CONFIDENTIAL TREATMENT REQUESTED